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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-84566

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JANUARY 15, 2003)

132,000 SHARES

EPIX MEDICAL, INC.

COMMON STOCK

        We are offering 132,000 shares of our common stock to Dr. Martin R. Prince (the "Purchaser") pursuant to this prospectus supplement. The shares of common stock are being issued in accordance with a common stock purchase agreement between the Purchaser and us dated as of November 17, 2003, in partial consideration for certain covenants and agreements made by the Purchaser in an intellectual property agreement between the Purchaser and us dated November 17, 2003.

        This prospectus supplement should be read in conjunction with the prospectus dated January 15, 2003, which has previously been delivered to the Purchaser.

        Our business and an investment in our common stock involve significant risks. These risks are described under the caption "Risk Factors" beginning on page 4 of the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus supplement is November 17, 2003

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PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JANUARY 15, 2003) 132,000 SHARES EPIX MEDICAL, INC. COMMON STOCK